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Exhibit 16.1


                                           Offices in Principal Cities Worldwide
                                              CERTIFIED PUBLIC ACCOUNTANTS, P.C.

                                  GRASSI & CO.


September 10, 2002



Securities and Exchange Commission 450 Fifth Street, N.W.
Washington, D.C. 20549

Sirs:

We have read the statements made by Eurotech, Ltd., which we understand will be filed with the Commission, pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K dated September 10, 2002. We agree with the statements concerning our firm in such Form 8-K.

Very Truly Yours

/s/ Grassi & Co., CPAs, P.C.
----------------------------
Grassi & Co., CPAs, P.C.

CC:         Don V. Hahnfeldt
            Eurotech, Ltd.
            10306 Eaton Place Suite 220
            Fairfax, VA 22030


805 Third Avenue, New York, New York 10022 (212) 593-3100 Fax (212) 355-3631
www.grassicpas.com